EXHIBIT 10.17(d)
Third Amendment to Lease
     This Third Amendment to Lease (this “Amendment”) dated September 29, 2005 is executed by and between Syufy Enterprises, L.P., a California limited partnership (“Landlord”) and Century Theatres, Inc., a California corporation (“Tenant”).
witnesseth:
     Whereas, Landlord and Century Theatres of California, Inc., a California corporation, entered into a lease dated September 30, 1995, as amended by that certain First Amendment to Lease, dated September 1, 2000 between Landlord and Century Theatres, Inc., a Delaware corporation, and as further amended by that certain Second Amendment to Lease, dated April 15, 2005, between Landlord and Century Theatres, Inc., a California corporation (as amended, the “Lease”), for a motion picture building and related parking (the “Premises”) located at 12827 Victory Blvd., North Hollywood, California; capitalized terms used but not defined herein shall have the meanings set forth in the Lease; and
     Whereas, Century Theatres, Inc., a Delaware corporation (“Century Theatres (DE)”), succeeded Century Theatres of California, Inc., as Tenant; and
     Whereas, Century Theatres (DE) assumed all obligations of Century Theatres of California, Inc., as set forth in the Lease; and
     Whereas, Century Theatres, Inc., a California corporation, has succeeded Century Theatres (DE), as Tenant; and
     Whereas, Century Theatres, Inc., a California corporation, has assumed all obligations of Century Theatres (DE), as set forth in the Lease; and
     Whereas, the parties desire now to amend the Lease to revise and clarify certain obligations between the parties, as hereinafter provided;
     Now, Therefore, the parties hereto mutually agree that the Lease shall be amended as follows:
A. Surrender; No Demolition Obligation
     Notwithstanding anything to the contrary in the Lease, upon the expiration or earlier termination of the Lease, Tenant shall have no obligation to demolish or pay Landlord to demolish the improvements located on the Premises or to remove any surface debris therefrom.
B. Miscellaneous
     1. This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof and all prior agreements, representations, and understandings between the parties, whether oral or written, are deemed null, all of the foregoing having been merged into this Amendment.
Century 8 — North Hollywood, CA

     2. This Amendment to Lease is hereby executed and shall be effective as of the date first written above. All other conditions of the Lease shall remain in full force and effect.
     3. This Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors and assigns.
     4. Each party hereby specifically represents and warrants that its execution of this Amendment has been duly authorized by all necessary corporate or other action, and that this Amendment when fully signed and delivered shall constitute a binding agreement of such party, enforceable in accordance with its terms.
     5. The parties acknowledge that each party and/or its counsel have reviewed and revised this Amendment and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Amendment or any amendments or exhibits to this Amendment or any document executed and delivered by either party in connection with this Amendment.
     6. This Amendment may be executed in counterparts each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.
     In Witness Whereof, Landlord and Tenant have executed this Amendment to be effective as of the date first written above.

syufy enterprises, L.P.,	Century Theatres, Inc.,
a California limited partnership	a California corporation
“Landlord”	“Tenant”

/s/ Raymond Syufy	/s/ Joseph Syufy

Raymond Syufy,	Joseph Syufy,
Chief Executive Officer	Chief Executive Officer
Century 8 — North Hollywood, CA

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